UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☐ Definitive Additional Materials.

☒ Soliciting Material Under Rule 14a-12.

IMH SECURED LOAN FUND, LLC
(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

The Committee to Protect IMH Secured Loan Fund sent the following to members of IMH Secured Loan Fund, LLC:

HOW TO VOTE YOUR UNITS TO SUPPORT
THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND:

Please use the enclosed BLUE Consent Card and vote as follows:

Proposal 1 - YES, REVOKE MY CONSENT
Proposal 2 - CONSENT
Proposal 3 - CONSENT
Proposal 4 - CONSENT

To vote by Telephone or Internet:  Please follow the easy instructions at the top of your Blue Consent Card, using the control number in the grey box.

To vote by Mail:  Please mark your vote on all four proposals. You must sign and date your card for your vote to count.  Please return your completed card in the enclosed postage pre-paid envelope.

Below is a sample of the Blue Consent Card, marked to support the Committee:

Your vote is very important.  Thank you for your participation!